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                                                                   Exhibit 11.1
                        WORLDCOM, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)


                                                                                           For the Year Ended December 31,
                                                                                   --------------------------------------------
                                                                                        1995           1994            1993
                                                                                   ------------   ------------    -------------
  Primary:
    Weighted average shares outstanding                                                 173,333        157,805          132,986
    Common stock equivalents                                                              4,912             -             4,941
    Common stock issuable upon conversion of:
      Series 1 preferred stock                                                           14,089             -                -
      Series 2 preferred stock                                                            1,115             -                -
                                                                                   ------------   ------------    -------------
                                                                                        193,449        157,805          137,927
                                                                                   ============   ============    =============

  Income (loss) applicable to common shareholders before
    extraordinary item                                                             $    234,469   $   (149,924)   $     112,638
  Add back:
    Dividend paid on Series 1 preferred stock conversions                                15,312             -                -
    Dividend paid on Series 2 preferred stock conversions                                   858             -                -
                                                                                   ------------   ------------    -------------
  Primary income (loss) applicable to common shareholders before
    extraordinary item                                                             $    250,639   $   (149,924)   $     112,638
      Extraordinary item                                                                     -              -            (7,949)
                                                                                   ------------   ------------    -------------
  Primary income (loss) applicable to common shareholders before
    special dividend                                                               $    250,639   $   (149,924)   $     104,689
      Special dividend payment on Series 1 preferred stock conversion                    15,000             -               -
                                                                                   ------------   ------------    -------------
  Primary income (loss) applicable to common shareholders                          $    265,639   $   (149,924)   $     104,689
                                                                                   ============   ============    =============

  Primary earnings (loss) per share:
    Net income (loss) before extraordinary item                                    $       1.30   $      (0.95)   $        0.82
    Extraordinary item                                                             $         -    $         -     $       (0.06)
    Net income (loss)                                                              $       1.30   $      (0.95)   $        0.76
    Before special dividend payment to Series 1 preferred shareholder              $       1.37   $      (0.95)   $        0.76

  Fully diluted:
    Weighted average shares outstanding                                                 173,333        157,805          132,986
    Common stock equivalents                                                              5,190             -             7,810
    Common stock issuable upon conversion of:
      5% convertible notes                                                                5,135             -                -
      Series 1 preferred stock                                                           14,089             -                -
      Series 2 preferred stock                                                            3,748             -                -
                                                                                   ------------   ------------    -------------
                                                                                        201,495        157,805          140,796
                                                                                   ============   ============    =============

  Income (loss) applicable to common shareholders before
    extraordinary item                                                             $    234,469   $   (149,924)   $     112,638
  Add back:
    Interest on 5% convertible notes, net of taxes                                        5,963             -                -
    Series 1 preferred dividend requirement                                              15,312             -                -
    Series 2 preferred dividend requirement                                               2,879             -                -
                                                                                   ------------   ------------    -------------
  Fully diluted income (loss) applicable to common shareholders before
    extraordinary item                                                             $    258,623   $   (149,924)   $     112,638
      Extraordinary item                                                                     -              -            (7,949)
                                                                                   ------------   ------------    -------------
  Fully diluted income (loss) applicable to common shareholders before
    special dividend                                                               $    258,623   $   (149,924)   $     104,689
      Special dividend payment on Series 1 preferred stock conversion                    15,000             -               -
                                                                                   ------------   ------------    -------------
  Fully diluted income (loss) applicable to common shareholders                    $    273,623   $   (149,924)   $     104,689
                                                                                   ============   ============    =============
  Fully diluted earnings (loss) per share:
    Net income (loss) before extraordinary item                                    $       1.28   $      (0.95)   $        0.80
    Extraordinary item                                                             $         -    $         -     $       (0.06)
    Net income (loss)                                                              $       1.28   $      (0.95)   $        0.74
    Before special dividend payment to Series 1 preferred shareholder              $       1.36   $      (0.95)   $        0.74
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